INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-57007 of Buffets, Inc. on Form S-8 of our report dated February 11, 1998, incorporated by reference in the Annual Report on Form 10-K of Buffets, Inc. for the fiscal year ended December 31, 1997.

Deloitte & Touche LLP

Minneapolis, Minnesota
June 25, 1998